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                              CONSENT OF COUNSEL


               Warburg, Pincus Post-Venture Capital Fund, Inc.


         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61225; Investment Company Act File No. 811-07327) of Warburg, Pincus Post-Venture Capital Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund filing a copy of this Consent as an exhibit to the Amendment.





                                 /s/ Willkie Farr & Gallagher
                                 Willkie Farr & Gallagher




New York, New York
March 14, 1996



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